UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 42a5 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Libertas Financing Agreement

On January 4, 2019, Spectrum Global Solutions, Inc., a Nevada corporation (the “Company”), together with its subsidiaries, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Tropical Communications, Inc., ADEX Corp., ADEX Puerto Rico, LLC, and Telnet Solutions, Inc (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Libertas Funding LLC, a Connecticut limited liability company (“Libertas”). Under the Financing Agreement, the Financing Parties sold to Libertas future receivables in an aggregate amount equal to $1,460,000 for a purchase price of $1,000,000. Pursuant to the terms of the Financing Agreement, the Company agreed to pay Libertas $31,601.75 each week based upon an anticipated 20% of its future receivables until such time as $1,460,000 has been paid, a period Libertas and the Financing Parties estimated to be approximately 11 months. In the event that the Financing Agreement is paid off earlier than 11 months, there is a discount to the sum owed. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions. The Company used the proceeds of the Financing Agreement for the acquisition of TNS, as discussed below.

TNS Stock Purchase Agreement

On January 4, 2019, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with InterCloud Systems, Inc., a Delaware corporation (“InterCloud”). Pursuant to the terms of the Purchase Agreement, InterCloud agreed to sell, and the Company agreed to purchase, all of the issued and outstanding capital stock of TNS, Inc., an Illinois corporation (“TNS”). The purchase price paid by the Company for TNS includes $980,000 in cash, paid at closing, and the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $620,000 (the “Note”).

The interest on the outstanding principal due under the Note accrues at a rate of 6% per annum. All principal and accrued interest under the Note is due January 30, 2020, and is convertible, at any time at InterCloud’s election, into shares of common stock of the Company at a conversion price equal to the greater of 75% of the lowest volume-weighted average price during the 10 trading days immediately preceding the date of conversion and $0.10. The Note includes customary events of default, including non-payment of the principal or accrued interest due on the Note. Upon an event of default, all obligations under the Note will become immediately due and payable and the Company will be required to make certain additional payments to InterCloud.

The foregoing summaries of the terms of the Note, the Financing Agreement, and the Purchase Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 10.1, and 10.2, respectively, which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 4, 2019, the Company completed the acquisition of TNS pursuant to the terms of the Stock Purchase Agreement, as discussed in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Financing Agreement, the Purchase Agreement, the Note, and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Note is incorporated herein by reference. The issuance of the Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated as of January 4, 2019, issued by the Company for the benefit of InterCloud Systems, Inc.
10.1	Agreement of Sale of Future Receipts, dated as of January 4, 2019.
10.2	Stock Purchase Agreement, dated as of January 4, 2019, by and among the Company and InterCloud Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Convertible Promissory Note, dated as of January 4, 2019, issued by the Company for the benefit of InterCloud Systems, Inc.
10.1	Agreement of Sale of Future Receipts, dated as of January 4, 2019.
10.2	Stock Purchase Agreement, dated as of January 4, 2019, by and among the Company and InterCloud Systems, Inc.

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